SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Z-TEL TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒  No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

2002

NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
ABOUT THE ANNUAL MEETING
PROPOSAL NO. 1 ELECTION OF DIRECTORS
COMPENSATION COMMITTEE REPORT
AUDIT COMMITTEE REPORT
PERFORMANCE GRAPH
EXECUTIVE OFFICERS AND KEY EMPLOYEES
EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP
Shares Beneficially Owned and Percentage of Class(1)
OTHER BUSINESS
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE 2003 ANNUAL MEETING

Z-TEL TECHNOLOGIES, INC.

601 South Harbour Island Boulevard, Suite 220
Tampa, Florida 33602

April 30, 2002

TO OUR STOCKHOLDERS:

      You are cordially invited to attend our 2002 Annual Meeting of Stockholders, which will be held at the Wyndham Harbour Island Hotel, Tampa, Florida 33602, on Wednesday, May 29, 2002 at 1:00 p.m., local time.

      At our third Annual Meeting of Stockholders since we became a publicly-traded company, I look forward to the opportunity to report to you regarding the achievements made during the last year by Z-Tel and its officers and directors, to discuss with you the challenges we face, and to update you regarding our plans for the future.

      Please read these materials so that you’ll know what we plan to do at the meeting. Also, please sign and return the accompanying proxy card. That way, your shares will be voted as you direct even if you can’t attend the meeting.

D. GREGORY SMITH

President, Chief Executive Officer
and Chairman of the Board

Z-TEL TECHNOLOGIES, INC.

601 South Harbour Island Boulevard, Suite 220
Tampa, Florida 33602

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 29, 2002

To The Stockholders of Z-Tel Technologies, Inc.:

Time:	1:00 p.m., local time, on Wednesday, May 29, 2002
Place:	Wyndham Harbour Island Hotel, Tampa, Florida 33602
Items of Business:
1. To elect directors; and
2. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
Record Date:	You can vote if you were a stockholder of record on April 10, 2002.
Annual Report:	Our 2001 Annual Report to Stockholders, which is not a part of this proxy statement, is enclosed.
Proxy Voting:	It is important that your shares be represented and voted at the Annual Meeting. Please vote by promptly signing and dating the enclosed proxy card and mailing it to us in the enclosed postage paid, pre-addressed envelope. If you should be present at the meeting and desire to vote in person, you may withdraw your proxy.

By Order of the Board of Directors,

D. Gregory Smith
President, Chief Executive Officer
and Chairman of the Board

April 30, 2002

Z-TEL TECHNOLOGIES, INC.

601 South Harbour Island Boulevard, Suite 220
Tampa, Florida 33602

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 29, 2002

April 30, 2002

To The Stockholders of

Z-Tel Technologies, Inc.:

      These proxy materials are delivered in connection with the solicitation by the Board of Directors of Z-Tel Technologies, Inc. (“Z-Tel,” the “company,” “we,” or “us”), a Delaware corporation, of proxies to be voted at our 2002 Annual Meeting of Stockholders and at any adjournments or postponements thereof.

      You are invited to attend our Annual Meeting of Stockholders on May 29, 2002, beginning at 1:00 p.m., local time. The Annual Meeting will be held at the Wyndham Harbour Island Hotel, Tampa, Florida, 33602. Stockholders will be admitted beginning at 12:30 p.m.

      It is important that your proxy be returned promptly to avoid unnecessary expense to the company. Therefore, whether you plan to attend the Annual Meeting or not and regardless of the number of shares of stock you own, please date, sign and return the enclosed proxy promptly.

ABOUT THE ANNUAL MEETING

What is the Purpose of the Meeting?

      At the Annual Meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors. In addition, our management will report on our performance during 2001 and respond to questions from stockholders.

When are These Materials Being Mailed?

      This Proxy Statement, form of proxy and voting instructions are being mailed starting on approximately May 5, 2002.

Who is Entitled to Vote?

      Only holders of record of common stock and Series D and Series E preferred stock as of the close of business on the record date, April 10, 2002, are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting (or any adjournment or postponement thereof) the shares that they held on the record date. Holders of the Series G preferred stock are not entitled to vote at the Annual Meeting. Holders of the common stock and the Series D and E preferred stock will vote together as a single class on all matters at the Annual Meeting. Each share of common stock will entitle its holder to one vote on each matter properly brought before the Annual Meeting. Holders of the Series D and E preferred stock will be entitled to a number of votes equal to the number of common shares into which their preferred shares were convertible as of April 10, 2002. As of April 10, 2002, there were 35,020,305 common shares, 4,688,247 Series D preferred shares and 4,166,667 Series E preferred shares outstanding. The Series D preferred shareholders will be entitled to 6,519,000 votes. The Series E preferred shareholders will be entitled to 6,060,607 votes.

What Constitutes a Quorum?

      The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock, the Series D preferred stock and the series E preferred stock entitled to vote on the record date (treated as a combined single class) will constitute a quorum, permitting us to conduct the business of the meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting, but will not be counted for any other purpose. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions as to that item from the beneficial owner.

How Do I Vote?

      If you complete and properly sign the accompanying proxy card and return it to our transfer agent, it will be voted as you direct. If you are a registered stockholder and attend the Annual Meeting, you may vote at the Annual Meeting either by delivering your completed proxy card in person or by voting instead by ballot. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

Can I Vote by Telephone or Electronically?

      No. You must vote by completing and returning the enclosed proxy card in the enclosed postage paid pre-addressed envelope, or by voting in person at the meeting.

Can I Change My Vote After I Return My Proxy Card?

      Yes. Even after you have submitted your proxy, you may revoke the proxy and you may change your vote at any time before the proxy is exercised by filing with the Secretary of Z-Tel either a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting the shares in person. No such notice of revocation or later dated proxy, however, will be effective until received by us at or prior to the Annual Meeting. Unless the proxy is revoked, the shares represented thereby will be voted at the Annual Meeting or any adjournment thereof as indicated on the proxy card. Sending in a proxy does not affect your right to vote in person if you attend the meeting, although attendance at the meeting will not by itself revoke a previously granted proxy.

If I Submit a Proxy, How Will My Shares be Voted?

      Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors.

What are the Board’s Recommendations?

      The Board’s recommendations are set forth, together with the description of each item, in this proxy statement. In summary, the Board recommends a vote:

•	for election of the nominees for director positions (see page 4).

      With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion. As of the date this proxy statement went to press, we did not know of any other matter to be raised at the Annual Meeting.

What Vote is Required to Approve Each Item?

      Election of Directors. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, even though it will be counted for purposes of determining whether there is a quorum present at the Annual Meeting.

How Will Votes be Counted?

      All votes will be tabulated by employees of Corporate Communications, Inc., whose representatives will serve as one or more of the inspectors of election. Although abstentions and broker non-votes are each included in the determination of the number of shares present, they are not counted on any matters brought before the meeting.

Who is Paying for the Preparation and Mailing of the Proxy Materials and How Will Solicitations be Made?

      We will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, mail, electronic transmission, facsimile transmission or telegram. The company will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to stockholders, and the company will reimburse such institutions for their out-of-pocket expenses.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      Three directors are to be elected at the Annual Meeting. Currently, the Board of Directors is divided into three classes. Each class consists of three directors (although there is a vacancy in Class I). All directors within a class have the same terms of office. The class terms expire at successive annual meetings so that each year a class of directors is elected. The current terms of the three classes of directors expire in 2002 (Class II directors), 2003 (Class III directors) and 2004 (Class I directors). Directors are generally elected for three year terms. Each of the Class II directors elected at the 2002 Annual Meeting will be elected to serve a three year term.

      The Board of Directors has nominated the following persons to stand for election as Class II directors at the 2002 Annual Meeting of Stockholders, with terms expiring in 2005:

Charles D. Hyman
Andrew C. Cowen
John K. Aurell

      Each of the proposed nominees for election as a director has consented to serve if elected. If, as a result of circumstances not now known or foreseen, one or more of the nominees shall be unavailable or unwilling to serve as a director, proxies may be voted for the election of such other persons as the Board of Directors may select. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

      The persons named in the enclosed form of proxy intend, unless otherwise directed, to vote such proxy “FOR” the election of Charles D. Hyman, Andrew C. Cowen and John K. Aurell as Class II directors of the Company. The nominees that receive a plurality of the votes cast by the shares entitled to vote at the Annual Meeting shall be elected as the directors.

Directors Standing for Election

      Charles D. Hyman (Class II), 43, has been a director of Z-Tel since November 2000. Since 1993, Mr. Hyman has been president of Charles D. Hyman and Company, a private investment advisory firm he founded. Mr. Hyman received a B.A. from the University of Virginia and an M.B.A. from the University of Florida.

      Andrew C. Cowen (Class II), 32, has been a director of Z-Tel since June 2001. Since 1992, Mr. Cowen has been employed in the private equity group at Brown Brothers Harriman. The primary responsibilities of Mr. Cowen include sourcing, evaluating, negotiating and monitoring private equity investments on behalf of The 1818 Funds, a family of private equity partnerships managed by Brown Brothers Harriman. Mr. Cowen is experienced and regularly involved in matters relating to corporate strategy, business development, financial and investment analysis, capital structure and fund-raising, mergers and acquisitions, and other corporate governance issues. Mr. Cowen graduated Phi Beta Kappa and summa cum laude from Bowdoin College and received an M.B.B. from the Wharton School of the University of Pennsylvania.

      John K. Aurell (Class II), 66, has been a director of Z-Tel since November 2001. Mr. Aurell is a Senior Partner and Senior Counsel of Ausley & McMullen, a law firm located in Tallahassee, Florida. His practice includes complex litigation and client counseling involving various commercial, corporate, securities, regulatory, governmental, environmental and constitutional issues. Mr. Aurell received a B.A. from Washington & Lee University and an LL.B. from Yale law School.

Directors Continuing in Office

Directors whose present terms continue until 2003:

      D. Gregory Smith (Class III), 43, a founder of Z-Tel, has served as president, chairman of the board and chief executive officer of Z-Tel since inception. Mr. Smith was a director of Premiere Technologies, Inc. from

1991 to 1997, executive vice president from 1994 to 1997 and vice president from 1991 to 1994. From 1987 to 1991, Mr. Smith was a management and financial consultant with Olympus Telecommunications, Inc. and Olympus Partners, Inc., companies that he founded. Mr. Smith has also held positions with NationsBank of Florida, N.A. and Chase Bank of Florida. Mr. Smith received his B.S. in Commerce from the University of Virginia.

      Jeffrey A. Bowden (Class III), 55, a founder of Z-Tel, has served as a director of Z-Tel since July 1998. Mr. Bowden has been executive vice president-corporate strategy since September 2000 and director since December 2000 of Pacific Century Cyberworks, Limited. Mr. Bowden is also a director of Softnet Systems, Inc. Mr. Bowden was a director of The Boston Consulting Group, Inc. from 1998 to September 2000. Mr. Bowden was vice president of Bell Atlantic Corporation from 1997 to 1998. Mr. Bowden was a vice president of The Nynex Corporation from 1994 to 1997 and vice president and a director of The Boston Consulting Group, Inc. from 1988 to 1994. Mr. Bowden received his B.S. from the University of Michigan and his M.B.A. from the Harvard Graduate School of Business.

      Lawrence C. Tucker (Class III), 59, has been a director of Z-Tel since November 2000. Mr. Tucker has been with Brown Brothers Harriman & Co., a private investment banking and advisory firm, for 34 years, and was named a general partner of the firm in 1979. Mr. Tucker received a B.S. from the Georgia Institute of Technology and an M.B.A. from the Wharton School of the University of Pennsylvania.

Directors whose present terms continue until 2004:

      Mark S. Feighner (Class I), 53, has been a director of Z-Tel since November 2000. Mr. Feighner was president of GTE Wireless (formerly GTE Mobilnet) from 1995 until his retirement in February 2000. Mr. Feighner has over 28 years of experience in the telecommunications industry. Mr. Feigner received a B.S. from Indiana University.

      Charles W. McDonough (Class I), 50, has been a director of Z-Tel since November 2000. Mr. McDonough has served as senior vice president — chief technology officer since August 1998. From 1975 through 1998, he was an employee and then a partner at Andersen Consulting LLP. Mr. McDonough received a B.A. in Industrial Engineering and a M.S. in Industrial Administration from Carnegie Mellon University.

Meetings of the Board of Directors and Standing Committees

      The Board of Directors held nine formal meetings during 2001. In 2001, the directors other than Messrs. Bowden, Hyman and Tucker attended 100% of the total number of Board meetings. Mr. Bowden missed one Board meeting and Messrs. Hyman and Tucker missed two Board meetings during 2001. All other actions during the year were accomplished through unanimous written consents.

      The Board of Directors has a standing Audit Committee and Compensation Committee but does not have a Nominating Committee. The Board of Directors functions as a Nominating Committee, and the Board will consider written recommendations from stockholders for positions on the Board of Directors in accordance with the procedures set forth in the Amended and Restated Certificate of Incorporation of the company. See “Stockholder Proposals for Presentation at the 2002 Annual Meeting” for further information.

      The Audit Committee’s principal responsibilities are to select annually a firm of independent certified public accountants, to review the annual audit of the company’s financial statements as well as the company’s interim financial statements and to meet with the independent certified public accountants of the company from time to time in order to review the company’s internal controls and financial management practices. The Audit Committee is currently composed of three members: Mark S. Feighner, Chairman, Jeffrey A. Bowden and John K. Aurell, each of whom is independent as defined by Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The Audit Committee met formally six times during 2001 and acted by unanimous written consent. The company’s securities are listed on The NASDAQ Stock Market and are governed by its listing standards. The Audit Committee has adopted a written Audit Committee Charter. It was attached as an exhibit to our 2001 proxy statement.

      The Compensation Committee’s principal responsibility to date has been to serve as the committee responsible for administering the 1998 and 2000 Equity Participation Plans as well as the review of executive compensation, including salary, bonus plans, and executive employment agreements. The Compensation Committee is currently composed of three members: Lawrence C. Tucker, Chairman, Jeffrey A. Bowden and Charles D. Hyman. The Compensation Committee met formally 2 times during 2001 and acted by unanimous written consent.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF EACH OF THE NOMINEES AS DIRECTORS OF THE COMPANY — ITEM 1 ON YOUR PROXY CARD.

COMPENSATION COMMITTEE REPORT

To: The Board of Directors

Overview and Philosophy; Role of the Compensation Committee

      The Compensation Committee of the Board of Directors (the “Compensation Committee”) was originally formed in late 1998 and is currently composed of three members, Messrs. Tucker, Bowden and Hyman, each of whom is a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act and an “outside director” under Section 162(m) of the Internal Revenue Code. The principal responsibilities of the Compensation Committee during 2001 were to serve as the committee responsible for administering the 1998 and 2000 Equity Participation Plans and to oversee our executive compensation and benefits programs and executive employment agreements.

      The primary objectives of the Compensation Committee are to assure that our executive compensation and benefits program:

•	is competitive with other growing companies in our industry,

•	safeguards the interests of the company and its stockholders,

•	is effective in driving performance to achieve financial goals and create stockholder value,

•	fosters teamwork on the part of management,

•	is cost-effective and fair to employees, management, and stockholders, and

•	is well communicated and understood by program participants.

      Z-Tel’s executive compensation policies are designed to attract, motivate, and retain highly qualified executive officers who can enhance stockholder value, and to support a performance-oriented environment that rewards achievement of our planned financial goals. To that end, we compensate our executive officers through two principal types of compensation: annual base salary and equity-based incentive compensation, which to date has consisted primarily of stock options. Our philosophy with respect to executive officer compensation is to establish relatively low base salaries and place substantial emphasis on equity-based incentive compensation, which is viewed by the company as very effective at correlating executive officer compensation with corporate performance and increases in stockholder value. In 2001, we implemented an executive bonus plan that will be funded by a percentage of our 2002 earnings before interest, taxes, depreciation and amortization (“EBITDA”). We believe that this bonus plan will provide an additional incentive for our executive officers to assist us in reaching our profitability targets, which we believe will have the effect of enhancing stockholder value.

1998 and 2000 Equity Participation Plans

      Equity-based incentive compensation to date has been awarded by the company under The 1998 Equity Participation Plan of Z-Tel Technologies, Inc. (the “1998 Plan”) and The 2000 Equity Participation Plan of Z-Tel Technologies, Inc. (the “2000 Plan”) (collectively the “Plans”), the principal purposes of which are to attract, retain and motivate selected officers, employees, consultants and directors through the granting of stock-based compensation awards. The Plans provide for non-qualified and incentive stock options. A total of 0 shares of common stock are reserved for issuance under the 1998 Plan and a total of 8,565,272 shares of common stock are reserved for issuance under the 2000 Plan, as amended. Awards under the Plans are generally made at no less than fair market value. The maximum number of shares which may be granted under either the 1998 Plan or the 2000 Plan to any individual in any calendar year cannot exceed 550,000.

      The Compensation Committee is authorized to administer grants under the Plans to employees and consultants, while the full Board administers the Plans with respect to options granted to independent directors.

      The Plans provide that the Compensation Committee has the authority to select the employees and consultants to whom awards are to be made, to determine the number of shares to be subject to awards and the terms and conditions of the awards, and to make all other determinations and to take all other actions necessary or advisable for the administration of the Plans with respect to employees or consultants.

      The 2000 Plan also provides that at certain times our independent directors will automatically be granted options to purchase shares of our common stock. All options granted to our independent directors will have an exercise price per share equal to the fair market value per share of our common stock as of the date of grant. Each individual who was an independent director at the time of the initial public offering of our common stock was granted an option to purchase 1,100 shares of our common stock at the time of the initial public offering and will be granted an option to purchase an additional 1,100 shares of our common stock at each annual meeting of our stockholders at which he or she is re-elected to our Board of Directors. Independent directors who are initially elected to our Board of Directors in the future will be granted an option to purchase 1,100 shares of our common stock on the date of such initial election and will be granted an option to purchase an additional 1,100 shares of our common stock at each annual meeting of our stockholders after the initial public offering at which he or she is re-elected to our Board of Directors. The 2000 Plan also permits discretionary grants of options to independent directors.

      The Compensation Committee (and the Board) is authorized to adopt, amend and rescind rules relating to the administration of the Plans, and to amend, suspend and terminate the Plans. We have attempted to structure the Plans so that remuneration attributable to stock options and other awards will not be subject to the deduction limitation contained in Section 162(m) of the Internal Revenue Code.

2001 Compensation for the Chief Executive Officer

      The general policies described above for the compensation of the executive officers also apply to the compensation approved by the Board of Directors during 2001 for Mr. Smith, our President, Chairman of the Board and Chief Executive Officer. Mr. Smith received a base salary of $154,583 during 2001, and was granted a total of 400,000 options to purchase common stock at an exercise price of $1.30 per share. Those options expire on July 20, 2006. Mr. Smith has an employment agreement with the company, the initial term of which expired in July 2001. The agreement provides for (i) automatic renewal for subsequent one year terms (subject to nonrenewal by either party 90 days prior to the end of the term), (ii) a bonus or other incentive compensation in an amount to be determined by the Compensation Committee, (iii) the payment of his base salary and benefits for the term of the agreement in the event of termination without cause, and (iv) in the event of a change in control of Z-Tel, the payment of 2.9 times his base salary and any incentive or bonus paid in the prior year if certain specified events occur within three years of the occurrence of a change of control. Under the agreement, Mr. Smith has also agreed to certain noncompetition and nonsolicitation covenants. During 2001, Mr. Smith voluntarily accepted less than the annual salary of $275,000 provided by his employment agreement.

Compliance With Internal Revenue Code Section 162(m)

      The Compensation Committee has reviewed the applicability of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which disallows a tax deduction for compensation to an executive officer when the included compensation exceeds $1 million per year. No executive officer of the company exceeded this threshold in 2001, and the Compensation Committee does not anticipate that any executive officer of the company will exceed this threshold during 2002. The Compensation Committee intends to periodically review the potential consequences of Section 162(m) and, depending upon the risk of applicability of this provision to us, may elect to structure the performance-based portion of its executive officer compensation in a manner so as to comply with certain exemptions provided for in Section 162(m).

      This report has been provided by the Compensation Committee.

COMPENSATION COMMITTEE:
Lawrence C. Tucker, Chair
Jeffrey A. Bowden
Charles D. Hyman

AUDIT COMMITTEE REPORT

To: The Board of Directors

      The Audit Committee oversees Z-Tel’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management and discussed with management the quality, in addition to the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States of America. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the company, including the matters in the written disclosures required by the Independence Standards Board.

      The Audit Committee discussed with the company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting.

      In reliance on the reviews and discussion referred to above, the Board of Directors has approved the inclusion of the audited financial statements in the company’s Annual Report on Form 10-K for the year ending December 31, 2001 for filing with the Securities and Exchange Commission. In addition, the Audit Committee has selected the company’s independent auditors for the year ended December 31, 2002.

AUDIT COMMITTEE
Mark S. Feighner, Chair
Jeffrey A. Bowden
John K. Aurell

PERFORMANCE GRAPH

      The following graph compares the cumulative total return on Z-Tel’s common stock with the cumulative total return of the companies in the Nasdaq Composite Index and the Nasdaq Telecommunications Index. Cumulative total return shown in the Performance Graph is measured assuming an initial investment of $100 on December 14, 1999, the date of Z-Tel’s initial public offering, and assuming the reinvestment of dividends.

Comparison of Cumulative Total Return

	12/14/99	12/31/99	12/29/00	12/31/01

Z-Tel Common Stock	100.00	237.50	30.51	7.65
Nasdaq Corporate Index	100.00	114.31	68.76	54.56
Nasdaq Telecommunications Index	100.00	109.17	46.50	31.12

EXECUTIVE OFFICERS AND KEY EMPLOYEES

Non-Director Executive Officers

      The following sets forth certain information regarding our non-director executive officers as of April 30, 2002.

Name	Age	Position

Michael Slauson	48	President — Z-Tel Consumer Services and Touch 1 Communications, Inc.
J. Bryan Bunting	55	Senior Vice President — Enterprise Systems
Robert A. Curtis	34	Senior Vice President — Strategic Planning and President, Z-Tel Network Services, Inc.
Horace J. Davis, III	34	Treasurer and Senior Vice President — Chief Financial Officer
N. Dumas Garrett	41	Secretary and Senior Vice President — Finance & Administration
Douglas W. Jackson	36	Vice President — Marketing

      Michael Slauson has served as president of Touch 1 Communications, Inc. since December 2001. From June 2001 to December 2001, Mr. Slauson served vice president of customer care for Z-Tel. From April 2000 to June 2001, he served as vice president of enterprise systems for Z-Tel. From 1998 to 2000, he served as vice president of information systems for Touch 1 Communications, Inc. From 1992 to 1998, Mr. Slauson served as human resources program manager for Mason & Hanger Corporation. Mr. Slauson holds a B.A. in Management Information Systems from Texas Tech University and an M.B.A. from West Texas A&M.

      J. Bryan Bunting has served as senior vice president — engineering and technical services since January 1999 and was senior vice president — Z-Tel Business Networks from August 1998 to January 1999. From 1968 through 1998, he was an officer of NationsBank, serving most recently as senior vice president of direct banking. Mr. Bunting attended Old Dominion University.

      Robert A. Curtis has served as senior vice president-strategic planning since July 1999 and as president, Z-Tel Network Services, Inc., a wholly owned subsidiary, since January 2001. From April 30, 1998 to June 1999, Mr. Curtis was vice president — business development and legal affairs at Z-Tel. From September 1995 to April 1998, Mr. Curtis was an attorney at the Houston office of Fulbright & Jaworski LLP, where he specialized in antitrust and complex federal litigation. Mr. Curtis graduated from the Duke University School of Law in 1995. Mr. Curtis received his B.A. in Philosophy from Trinity University and his Doctor of Philosophy (D. Phil) from the University of Oxford (England).

      Horace J. Davis, III has served as chief financial officer and treasurer since June 2001. He had served as senior vice president — budgeting and financial planning since January 2001. Mr. Davis has also been chief financial officer and vice president — planning for Touch 1 Communications, Inc. since 1995. Mr. Davis received a B.B.A. and an M.B.A. from Millsaps College. Touch 1 Communications, Inc. and its wholly owned subsidiary, direcTEL, Inc., filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code on June 29, 1999 and July 9, 1999, respectively, in the United States Bankruptcy Court for the Southern District of Alabama. The Bankruptcy Court entered final decrees closing the direcTEL case on October 5, 2000 and the Touch 1 case on October 30, 2000.

      N. Dumas Garrett has served as senior vice president — finance & administration of Z-Tel since April 2000. From December 1999 through April 2000, he was senior vice president — business development. From 1987 through 1999, he was an officer of Stephens Inc., serving most recently as managing director and senior vice president and head of the technology and telecommunications group. Mr. Garrett has a B.S. in Industrial Engineering from the University of Arkansas and an M.B.A. from the University of Virginia.

      Douglas W. Jackson has served as vice president — marketing of Z-Tel since June 1999. From 1996 through 1999 he held the position of senior brand manager for the Coca-Cola Company and prior to that from

1992 to 1996 he was an associate product manager for Kraft General Foods Corp. Mr. Jackson received his B.A. from University of Virginia and his M.B.A. from University of Michigan.

Section 16(a) Beneficial Ownership Reporting Compliance

      Based solely upon a review of Forms 3, 4, and 5 furnished to us during or with respect to our most recently completed fiscal year, we believe that all of our directors, officers, and 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them, except that Mr. McDonough filed a form 4 relating to single transaction arising in December 2001 on April 10, 2002. The form was due January 10, 2002.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table provides summary information concerning compensation paid or accrued by us to, or on behalf of, our “Named Executive Officers,” which are our chief executive officer and our four most highly compensated executive officers serving as executive officers at December 31, 2001. The aggregate amount of perquisites and other personal benefits, securities or property received by each of the Named Executive Officers was less than either $50,000 or 10% of the total annual salary and bonus reported for that Named Executive Officer:

				Long Term
				Compensation
	Annual Compensation			Awards
				Shares	All Other
		Salary	Bonus	Underlying	Compensation
Name and Principal Position	Year	($)	($)	Options	($)(1)

D. Gregory Smith	2001	154,583	—	400,000	6,410
President, Chief Executive Officer	2000	162,000	—	100,000	471
and Chairman	1999	162,000	—	1,100	—
J. Bryan Bunting	2001	190,125	—	192,000	—
Senior Vice President — Enterprise Services	2000	162,000	—	75,000	1,146
	1999	162,000	—	27,500	1,146
Charles W. McDonough	2001	217,500	—	300,000	—
Director and	2000	162,000	—	75,000	777
Senior Vice President — Chief Technology Officer	1999	162,000	—	27,500	777
N. Dumas Garrett	2001	203,129	—	200,000	—
Secretary and	2000	150,000	—	75,000	—
Senior Vice President — Finance & Administration	1999	6,250	—	275,000	—
Robert A. Curtis	2001	185,577	—	200,000	—
Senior Vice President — Strategic Planning	2000	150,000	—	75,000	—
	1999	150,000	—	44,000	—

(1)	Amounts shown reflect premiums paid on behalf of the Named Executive Officer for term life insurance.

Option Grants During Last Fiscal Year

      The following table contains information concerning the stock option grants made to each of the Named Executive Officers during the fiscal year ended December 31, 2001, subject to the following:

      The options described below were granted pursuant to the company’s 2000 Equity Participation Plan. The options vest over a three-year period commencing on the grant date and expire ten years thereafter (unless the employee at the time of the grant owned more than 10% of the total combined voting power of all classes of stock, in which case they expire over five years).

      The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission. We cannot be certain that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock appreciates over the option term, no value will be realized from the option grants. The potential realizable value is calculated by assuming that the fair market value of the common stock as determined by the Board of Directors on the date of grant of the options appreciates at the indicated rate of the entire term of the option and that the option is exercised at the exercise price and sold on the last day at the appreciated price.

Individual Grants

	Number of
	Shares of				Potential Realizable
	Common	% of Total	Weighted		Value at Assumed
	Stock	Options	Average		Annual Rates of Stock Price
	Underlying	Granted to	Exercise		Appreciation for Option Term
	Options	Employees in	Price	Expiration
Name	Granted	2001(%)	($/sh)	Date	5%($)	10%($)

D. Gregory Smith	400,000	9.39	1.30	7-20-2006	61,856	214,616
J. Bryan Bunting	192,000	4.50	1.30	7-20-2011	106,955	308,325
Charles W. McDonough	300,000	7.04	1.30	7-20-2011	167,118	481,758
N. Dumas Garrett	200,000	4.69	1.30	7-20-2011	111,412	321,172
Robert A. Curtis	200,000	4.69	1.30	7-20-2011	111,412	321,172

Aggregated Option Exercises in Last Fiscal Year and Year-End Option Value Table

      The following table shows information concerning stock option exercises during 2001 and stock option values as of the year ended December 31, 2001 by each of the Named Executive Officers. The value of unexercised in-the-money options is determined by subtracting the exercise price from the fair market value of the common stock based on $1.30, the closing price of Z-Tel common stock as of December 30, 2001, multiplied by the number of shares underlying the options.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares		Options at Fiscal Year-End		In-the-Money Options
	Acquired on	Value	(#)		at Fiscal Year-End ($)
	Exercise (#)	Realized
Name	Unexercisable	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

D. Gregory Smith	—	—	603,266	447,834	—	—
J. Bryan Bunting	—	—	324,444	235,056	—	—
Charles W. McDonough	—	—	301,954	343,956	29,089	—
N. Dumas Garrett	—	—	550,000	222,916	—	—
Robert A. Curtis	—	—	131,735	246,265	9,440	—

Compensation Committee Interlocks and Insider Participation

      The members of the compensation committee of the Board of Directors during the year ended December 31, 2001 were Messrs. Tucker, Bowden and Hyman, all of whom are non-employee directors. The compensation committee is responsible for all decisions concerning executive officer compensation, including decisions regarding grants of stock options.

Director Compensation

      Directors do not currently receive any cash compensation for services rendered to Z-Tel in their capacities as directors. Pursuant to the terms of the 2000 Equity Participation Plan of Z-Tel Technologies, Inc., upon initial election to the Board of Directors each outside director receives options to purchase 1,100 shares of Z-Tel’s common stock. Each outside director also receives options to purchase an additional 1,100 shares of Z-Tel’s common stock at the time of each annual meeting of stockholders at which such director is reelected or is continuing as a member of the Board of Directors.

Executive Employment Agreements, Termination of Employment and Change-In-Control Arrangements

      We have entered into the following employment agreements:

		Annual
Officer	Term	Salary	Position

D. Gregory Smith	July 2001 – July 2002	$275,000	President, Chief Executive Officer and Chairman
Charles W. McDonough	August 2001 – August 2002	$240,000	Senior Vice President — Chief Technology Officer
J. Bryan Bunting	August 2001 – August 2002	$201,884	Senior Vice President — Enterprise Systems

      The employment agreements with Messrs. Smith, McDonough and Bunting also provide for:

•	automatic renewal for subsequent one year terms unless either party elects not to renew prior to 90 days from the end of the then current term of the agreement;

•	a bonus or other incentive compensation in an amount to be determined by our compensation committee;

•	the payment of his base salary and any other benefits to which he would have been entitled for the term of the agreement if he is terminated without cause (as defined in the agreements);

•	generally, if a change of control occurs, the payment of two and nine-tenths (2.9) times his base salary and any incentive or bonus paid in the prior year if, within three years of the occurrence of a change of control, specified events occur;

•	his obligation to keep our nonpublic information confidential; and

•	his obligation not to compete with us in the United States and not to solicit our employees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Purchase of Common Stock

      By agreement dated September 1, 1998, Charles W. McDonough purchased 550,000 shares of our common stock for $468,750. In connection with the purchase of these shares, we loaned $468,750 to Mr. McDonough. This loan, which bears interest at an 8% annual rate and matured on December 31, 2002, is secured by a pledge to us of the common stock. The largest amount of indebtedness under the note during 2001 was $468,750, which was also the outstanding note balance as of April 30, 2002.

      These agreement permits Messrs. Smith and Kitchen, first, and us, second, to purchase from Mr. McDonough a portion of his shares in the event of a termination (as defined in the agreement) of his employment with us. This purchase option must be exercised within 30 days after the termination of his employment with us. In addition, the purchase option lapses automatically if we are involved in a corporate transaction (as defined in the agreement).

      Mr. McDonough has a right, subject to quantity limitations we determine, or determined by underwriters, if applicable, to request that we register his common stock that is no longer subject to the purchase option.

Purchase of Series G Preferred Stock

      On July 5 and August 3, 2001, we sold an aggregate of 175 shares of $0.01 par value Series G Junior Convertible Preferred Stock, (the Series G Preferred) and warrants for the purchase of 3,000,000 shares of our common stock, for aggregate proceeds of $17.5 million. Certain of our 5% shareholders invested in this private placement, on the same terms as other investors in the July and August 2001 private placement. The 1818 Fund III, L.P., with which Messrs. Tucker and Cowen are affiliated, purchased 125 shares and 2,142,858 warrants; and D. Gregory Smith purchased 28 shares and 480,000 warrants.

Transactions with Olympus Management Group, Inc.

      Since January 1, 2000, Z-Tel Communications, Inc., one of our wholly owned subsidiaries, has sub-sub leased, on a month-to-month basis, three pieces of real property from Olympus Management Group, Inc., an entity of which Mr. Smith is a 100% shareholder. The rental obligation under these sub-sub leases is $11,900 per month. The sub-sub leases terminated in January 2002.

Guarantee of Margin Loan of James Kitchen

      In December 2000, we agreed to guarantee a margin loan owed by Mr. Kitchen. The loan is secured by certain shares of our common stock owned by Mr. Kitchen, in the principal amount of approximately $900,000. In connection with that guarantee, Mr. Kitchen executed a Pledge and Security Agreement, in which Mr. Kitchen granted to us a security interest in all shares of our common stock owned by Mr. Kitchen, as well as in all of his other tangible and intangible property. In addition, Mr. Kitchen entered into a Secured Promissory Note providing that, should any amounts be drawn on our guarantee by the creditor who made the margin loan to Mr. Kitchen, such amounts would be considered advances under the Secured Promissory Note and would bear interest until paid.

SECURITY OWNERSHIP

      The following table sets forth, as of April 30, 2002 (unless otherwise stated), the number of shares of our common stock, our Series D preferred stock, our Series E preferred stock and our Series G beneficially owned by:

•	each person who we know to be a beneficial owner of 5% or more of that class or series of stock;

•	each of our directors;

•	each of our Named Executive Officers; and

•	all executive officers and directors as a group.

Shares Beneficially Owned and Percentage of Class(1)

									Percentage
			Series D		Series E		Series G		of Total
	Common		Preferred		Preferred		Preferred		Voting
Beneficial Owner	Stock	%	Stock	%	Stock	%	Stock	%	Power

D. Gregory Smith(2)(3)	9,614,818	24.69	416,667	8.89	*	*	28	16.00	13.19
Carol Jane Smith(2)(3)	5,500,000	15.71	*	*	*	*	*	*	11.55
G/CJ Investments, L.P.(3)	5,500,000	15.71	*	*	*	*	*	*	11.55
J. Bryan Bunting(2)(4)	581,527	1.64	*	*	*	*	*	*	1.22
James A. Kitchen(2)(5)	1,882,454	5.28	20,833	1.07	*	*	*	*	2.71
Charles W. McDonough(2)(6)	1,587,137	4.43	50,000	1.07	*	*	2.5	1.43	1.72
N. Dumas Garrett(2)(7)	536,632	1.51	35,000	.75	*	*	1.5	*	*
Mark S. Feighner(2)(5)	139,442	*	*	*	*	*	1.5	*	*
Charles D. Hyman(2)(9)	221,836	*	20,833	*	*	*	1.5	*	*
Buford H. Ortale(10)	1,941,152	5.49	*	*	*	*	*	*	3.8
Jeffrey A. Bowden(2)(11)	458,913	1.3	*	*	*	*	5	2.86	*
Lawrence C. Tucker(12)	19,969,664	36.32	*	*	4,166,667	100	125	71.43	12.73
Brown Brothers Harriman & Co.(12)	19,696,114	36.31	*	*	4,166,667	100	125	71.43	12.73
Andrew C. Cowen(2)(13)	275	*	*	*	*	*	*	*	*
John K. Aurell(2)	36,273	*	*	*	*	*	*	*	*
Robert A. Curtis(2)(14)	410,615	1.16	20,833	*	*	*	*	*	*
Fulmead Ventures Limited(15)	3,702,505	10.18	250,000	5.33	*	*	10	5.71	5.66
Richland Ventures III, L.P.(16)	2,565,868	6.83	1,250,000	26.66	*	*	*	*	3.65
Falcon Global Fund, L.P.(17)	684,229	1.92	333,333	7.11	*	*	*	*	*
All directors and officers as a group(18)	33,758,692	54.57	543,333	11.59	4,166,667	100	165	94.29	30.04

*	Less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the aggregate number of shares beneficially owned by the individual stockholders and groups of stockholders described above and the percentage ownership of such individuals and groups, shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of the date of this report are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of the other stockholders or groups of stockholders.

(2)	The shareholder’s address is c/o Z-Tel Technologies, Inc., 601 South Harbour Island Boulevard, Suite 220, Tampa, Florida 33602.

(3)	D. Gregory Smith and Carol Jane Smith are husband and wife. The number of shares shown for D. Gregory Smith and for Carol Jane Smith each includes all of the shares held by G/CJ Investments,

L.P., a Delaware limited partnership. G/CJ Investments, Inc., a Delaware corporation established and controlled by Mr. and Mrs. Smith, is the sole general partner of G/CJ Investments, L.P. The share amount also includes 3,915,238 shares for Mr. Smith that are deemed to be beneficially owned by him by virtue of certain stock options that are currently exercisable or become exercisable within 60 days, certain convertible preferred shares and certain stock purchase warrants. The address of G/CI Investments, L.P. is 300 Delaware Avenue, Suite 900, Wilmington, DE 19801.

(4)	Includes 351,527 shares deemed to be beneficially owned by Mr. Bunting by virtue of certain stock options that are currently exercisable or which become exercisable within 60 days.

(5)	Includes 621,491 shares deemed to be beneficially owned by Mr. Kitchen by virtue of certain stock options that are currently exercisable or which become exercisable within 60 days, certain convertible preferred shares and certain stock purchase warrants.

(6)	Includes 839,647 shares deemed to be beneficially owned by Mr. McDonough by virtue of certain stock options that are currently exercisable or which become exercisable within 60 days, certain convertible preferred shares and certain stock purchase warrants.

(7)	Includes 460,917 shares deemed to be beneficially owned by Mr. Garrett by virtue of certain stock options that are currently exercisable or which become exercisable within 60 days, certain convertible preferred shares and certain stock purchase warrants.

(8)	Includes 130,422 shares deemed beneficially owned by Mr. Feighner by virtue of certain stock options that are currently exercisable or which become exercisable within 60 days, certain convertible preferred shares and certain stock purchase warrants.

(9)	Includes 174,719 shares deemed beneficially owned by Mr. Hyman by virtue of certain stock options that are currently exercisable or which become exercisable within 60 days, certain convertible preferred shares and certain stock purchase warrants.

(10)	Includes 338,749 shares deemed beneficially owned by Mr. Ortale by virtue of convertible Series D preferred shares. Mr. Ortales’ address is 4410 Gerald Place, Nashville, Tennessee 37205.

(11)	Includes 338,913 shares deemed to be beneficially owned by Mr. Bowden by virtue of stock options that are currently exercisable or which become exercisable within 60 days.

(12)	The number of shares shown for Mr. Tucker and Brown Brothers Harriman & Co. is derived from a Schedule 13D filed November 20, 2000 filed jointly by Brown Brothers Harriman & Co., The 1818 Fund III, L.P., T. Michael Long and Lawrence C. Tucker. Each of these parties is shown to have shared voting and dispositive power with respect to all of the shares shown, except that Mr. Tucker’s shares include 550 shares deemed beneficially owned by him by virtue of certain stock options currently exercisable or which become exercisable within 60 days. Of the shares of common stock shown for Mr. Tucker and Brown Brothers Harriman & Co., 4,166,667 shares are deemed to be beneficially owned by virtue of shares of Series E preferred stock convertible into shares of our common stock, and 2,083,333 shares are deemed to be beneficially owned by virtue of warrants exercisable shares of our common stock. The address of Brown Brothers Harriman & Co. is 59 Wall Street, New York, New York 10005.

(13)	Includes 275 shares deemed beneficially owed by Mr. Cowen by virtue of certain stock options that are currently exercisable or which become exercisable within 60 days.

(14)	Includes 249,615 shares deemed beneficially owned by Mr. Curtis by virtue of certain stock options that are currently exercisable or which become exercisable within 60 days, certain convertible preferred shares and certain stock purchase warrants.

(15)	The information is derived from a Schedule 13D dated February 4, 2000 filed jointly by The Mayer Trust, Eduard J. Mayer, Mutual Risk Management Ltd., Mutual Risk Management (Holdings) Limited, Hemisphere Trust (Jersey) Limited. Hemisphere Trustees Limited, Hemisphere Nominees Limited, Hemisphere Investments Limited, and Fulmead Ventures Limited. Each of these parties is shown to have shared voting and dispositive power with respect to all of the shares shown. Eduard J. Mayer disclaims beneficial ownership of the shares shown. The common shares shown include 1,353,985 shares deemed beneficially owned by virtue of certain convertible preferred shares and certain stock purchase warrants. The address of Fulmead Ventures Limited is Akara Bldg., 24 Castro Street, Wickhams Cay I, Road Town, Tortola, British Virgin Islands.

(16)	Of the shares of common stock shown, 1,728,123 shares are deemed to be beneficially owned by virtue of shares of Series D preferred stock convertible into shares of our common stock, and 827,735 shares are deemed to be beneficially owned by virtue of warrants exercisable into shares of our common stock. The address of Richland Ventures III, L.P. is 200 31st Avenue North, Suite 200, Nashville, TN 37203.

(17)	Of the shares of common stock shown, 463,499 shares are deemed to be beneficially owned by virtue of shares of Series D preferred stock convertible into shares of our common stock, and 220,730 shares are deemed to be beneficially owned by virtue of warrants exercisable convertible into shares of our common stock. The address of Falcon Global Fund, L.P. is c/o KFAED Investment Department, Box 2921, Safat 13030, Kuwait.

(18)	Includes 9,166,667 shares deemed beneficially owned by virtue of certain stock options that are currently exercisable or which become exercisable within 60 days, certain convertible preferred shares and certain stock purchase warrants.

OTHER BUSINESS

      It is not expected that any other matters are likely to be brought before the meeting. However, if any other matters are presented, it is the intention of the persons named in the proxy to vote the proxy in accordance with their best judgment.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      PricewaterhouseCoopers LLP has been our independent certified public accountant since 1998. PricewaterhouseCoopers LLP has been selected by the Audit Committee as our independent certified public accountants for the year ending December 31, 2002. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions by stockholders.

Audit Fees, Financial Information Systems Design and Implementation Fees and All Other Fees

      The aggregate fees billed by PricewaterhouseCoopers for the audit of the company’s annual financial statements for the fiscal year ended December 31, 2001, and for the reviews of the financial statements included in Z-Tel’s quarterly reports on Form 10-Q for that fiscal year, were $305,900. No fees were billed for financial information systems design and implementation. The aggregate fees billed by PricewaterhouseCoopers LLP for services rendered to Z-Tel other than audit and financial information systems design and implementation fees for the fiscal year ended December 31, 2001 were $65,625. The Audit Committee has considered whether the provision of the services described in this paragraph is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE 2003 ANNUAL MEETING

      Stockholder proposals intended to be considered for inclusion in next year’s Proxy Statement and form of proxy for presentation at the 2003 Annual Meeting of Stockholders must be submitted in writing and received by us on or before January 10, 2003. Address proposals to Z-Tel Technologies, Inc., Attention: Secretary, 601 South Harbour Island Boulevard, Suite 220, Tampa, Florida 33602. In addition, our bylaws provide that stockholder proposals intended to be presented at an Annual Meeting of Stockholders must be received by us not less than 60 nor more than 90 days before the date of the meeting (unless less than 70 days notice or disclosure of the date of the meeting is given to stockholders, in which case the proposal must be received by us no later than the close of business on the tenth day following the date on which notice was given or public disclosure was made). The specific requirements for submitting such proposals are set forth in our bylaws.

By Order of the Board of Directors,

D. GREGORY SMITH,
President, Chief Executive Officer
and Chairman of the Board

April 30, 2002

APPENDIX A
FORM OF PROXY

Z-TEL TECHNOLOGIES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 29, 2002

     The undersigned, a stockholder of Z-Tel Technologies, Inc. (“Z-Tel”), hereby appoints D. Gregory Smith, N. Dumas Garrett, Horace J. Davis and Andrew L. Graham, and each of them, attorney and proxy of the undersigned, each with full powers of substitution, for and on behalf of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Z-Tel to be held at the Wyndham Harbour Island Hotel, Tampa, Florida at 1:00 P.M., local time, on May 29, 2002, and any adjournments or postponements thereof (the “Annual Meeting”), and to vote at the Annual Meeting all the shares of Common Stock of Z-Tel that the undersigned is entitled to vote at the Annual Meeting, with the same effect as if the undersigned were personally present at the Annual Meeting, all as described in the company’s Proxy Statement dated April 30, 2002 relating to the Annual Meeting, and the undersigned hereby authorizes and instructs the above named proxies to vote as specified on the reverse side:

     The shares represented by this Proxy will be voted in the manner directed herein only if this Proxy is properly executed and timely returned. If the undersigned does not specify a choice, the shares will be voted FOR the nominees for director listed on the reverse side, and in the discretion of the proxies for other matters which may properly come before the Annual Meeting.

(Continued and to be signed on reverse side)

The Board of Directors recommends voting FOR the following proposals:

1. ELECTION OF DIRECTORS
Nominees: Charles D. Hyman, Andrew C. Cowen and John K. Aurell			3.
FOR the nominees listed above (except as marked to the contrary) ☐		WITHHOLD AUTHORITY to vote for all the nominees listed above ☐		FOR ☐	AGAINST ☐	ABSTAIN ☐
(INSTRUCTION: To withhold authority to vote for any individual nominee(s), print the name of such nominee(s) below.)
			4. OTHER MATTERS: Unless a line is stricken through this sentence, the proxies herein named may in their discretion vote the shares represented by this Proxy upon such other matters as may properly come before the Annual Meeting.
FOR ☐	AGAINST ☐	ABSTAIN ☐

     The undersigned acknowledges receipt of (1) the Company’s 2001 Annual Report to Stockholders and (2) the Company’s Notice of Annual Meeting and Proxy Statement dated April 30, 2002 relating to the Annual Meeting. The undersigned does hereby revoke any proxy previously given with respect to the shares represented by this Proxy.

Date	, 2002

Signature

Signature if held jointly

NOTE: Your signature should appear as your name appears hereon. As to shares held in joint names, each joint owner should sign. If the signer is a corporation, please sign full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person. If signing as attorney, executor, administrator, trustee, guardian, or in other representative capacity, please give full title as such.

Please mark, sign and date this proxy card and promptly return it using the enclosed envelope.

■ FOLD AND DETACH HERE ■